Exhibit 3.104

State of California Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION File # 2 0 0 7 0 7 1 1 0 1 33 FILED in the office of the Secretry of State of the State of California MAR 0 7 2007 This Space For Filing Use Only A $70.00 filing fee must accompany this form. IMPORTANT — Read instructions before completing this form. ENTITY NAME (End the name with the words "Limited Liability Company." "Ltd. Liability Co ." or the abbreviations "LLC" or "L.L.C.") 1 NAME OF LIMITED LIABILITY COMPANY Sonoma Land Acquisition Company, LLC PURPOSE (The following statement is required by statute and may not be altered ) 2 THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT. INITIAL AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 3 and 4 must be completed If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 3 must be completed (leave Item 4 blank) 3. NAME OF INITIAL AGENT FOR SERVICE OF PROCESS C T Corporation System 4 IF AN INDIVIDUAL. ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA CITY STATE ZIP CODE  CA MANAGEMENT (Check only one) 5. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY: ONE MANAGER MORE THAN ONE MANAGER 13 ALL LIMITED LIABILITY COMPANY MEMBER(S) ADDITIONAL INFORMATION 6. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES. IF ANY. IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE EXECUTION 7. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT. WHICH EXECUTION IS MY ACT AND DEED. SIGNATURE OF ORGANIZER 3/7/07 Daniel K. Ruiz DATE Daniel K. Ruiz TYPE OR PRINT NAME OF ORGANIZER RETURN TO (Enter the name and the address of the person or firm to whom a copy of the filed document should be returned ) 8 NAME Daniel K. Ruiz FIRM Milbank, Tweed, Hadley & McCloy LLP ADDRESS 601 So. Figueroa Street. 30th Floor CITY/STATE/ZIP Los Angeles, CA 90017 LLC-1 (REV 03/2005) APPROVED BY SECRETARY OF STATE [ILLEGIBLE],

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.

Date:	FEB 01 2013
/s/ Debra Bowen
DEBRA BOWEN, Secretary of State